EXHIBIT 4.3


 First Amendment to Credit Agreement
     This First Amendment to Credit Agreement (the "AMENDMENT") dated as of August 14, 1996 by and among The Allen Group Inc., MARTA Technologies, Inc. (collectively, the "BORROWERS"), the Banks listed below, Bank of America Illinois as Co-Agent and Bank of Montreal as Agent;
                            W I T N E S S E T H:
     WHEREAS, the Borrower, the Banks, the Co-Agent and the Agent have heretofore executed and delivered a Credit Agreement dated as of December 18, 1995 (the "CREDIT AGREEMENT"); and
     WHEREAS, the Borrower, the Banks and the Agent desire to amend the Agreement to revise the Commitments and the amount of the Bond Letters of Credit;
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Banks and the Agent hereby agree as follows:
      1. The Allen Group Revolving Credit Commitments are reduced by $3,557,534, so that each Bank's Allen Group Revolving Commitment is as set forth next to its signature below.
      2. Section 1.2(c) of the Credit Agreement is hereby revised in its first sentence by deleting the reference to "three (3)" and inserting in its place "four (4)" and by deleting the reference to "$12,355,069" and inserting in its place "$15,912,603". In addition, Schedule 1.2(c) to the
  Credit Agreement is hereby deleted and replaced with Schedule 1.2(c) to this Amendment.
      3. Each Borrower represents and warrants to each Bank that (a) each of the representations and warranties set forth in Section 6 of the Credit Agreement, as amended hereby, is true and correct on and as of the date of this Amendment (except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date) as if made on and as of the date of this Amendment and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby, (b) no Default or Event of Default has occurred and is continuing and (c) without limiting the effect of the foregoing, such Borrower's execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of the Borrower.
      4. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective on the date hereof upon the Agent's receipt of counterparts hereof executed by the
  Borrower and each Bank. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect. No reference to this Amendment need be made in any document making reference to the Credit Agreement, any such reference to the Credit Agreement (including any such reference herein, unless the context otherwise requires) to be deemed to be a reference to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meanings herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the laws of the State of Illinois.
          Dated as of the date first above written.


 THE ALLEN GROUP INC.


   BY  /S/ JAMES L. LEPORTE
 Name   James L. LePorte
 Title   VP, Treasurer & Controller


 MARTA TECHNOLOGIES, INC.


 By   /s/  James L. LePorte
 Name   James L. LePorte
 Title   VP, Treasurer & Controller


 BANK OF MONTREAL, CHICAGO BRANCH, in its individual capacity as a Bank and as
   Agent
 Allen Group Revolving Commitment:  $17,892,746.18
 MARTA Revolving Commitment:  $15,102,040.82
 Participation in Bond Letters of Credit:  $4,005,213.00


 By   /s/ Erin Keyser
 Name   Erin M. Keyser
 Title   Director


 BANK OF AMERICA ILLINOIS, in its capacities as a Bank, as an Issuing Bank, and as Co-Agent
 Allen Group Revolving Commitment:  $12,089,693.37
 MARTA Revolving Commitment:  $10,204,081.63
 Participation in Bond Letters of Credit:  $2,706,225.00


 By   /s/ Paul B. Higdon
 Name   Paul B. Higdon
 Title   Managing Director


 KEYBANK NATIONAL ASSOCIATION (formerly known as Society National Bank) Allen Group Revolving Commitment: $12,089,693.37
 MARTA Revolving Commitment:  $10,204,081.63
 Participation in Bond Letters of Credit:  $2,706,225.00


 By   /s/ Lawrence A. Mack
 Name   Lawrence A. Mack
 Title   Vice President



 BAYERISCHE VEREINSBANK AG, CHICAGO BRANCH
 Allen Group Revolving Commitment:  $7,253,816.02
 MARTA Revolving Commitment:  $6,122,448.98
 Participation in Bond Letters of Credit:  $1,623,735.00

  By   /s/ Baker /s/ O'Malley
 Name  Kendal Baker Martin J. O'Malley
 Title Vice President, Vice President


 DRESDNER BANK AG, New York and Grand Caymen Branches, in its capacities as a
   Bank and as an Issuing Bank
 Allen Group Revolving Commitment:  $7,253,816.02
 MARTA Revolving Commitment:  $6,122,448.98
 Participation in Bond Letters of Credit:  $1,623,735.00

  By   /s/ D. Slusarczyk /s/ J. Beaudouin
 Name Deborah Slusarczyk J. Curtin Beaudouin
 Title Vice President  First Vice President


 NATIONSBANK OF TEXAS, N.A.
 Allen Group Revolving Commitment:  $7,253,816.02
 MARTA Revolving Commitment:  $6,122,448.98
 Participation in Bond Letters of Credit:  $1,623,735.00

  By   /s/ Pamela S. Kurtzman
 Name Pamela S. Kurtzman
 Title   Vice President


 NBD BANK
 Allen Group Revolving Commitment:  $7,253,816.02
 MARTA Revolving Commitment:  $6,122,448.98
 Participation in Bond Letters of Credit:  $1,623,735.00


 By   /s/ Glenn Currin
 Name   Glenn A. Currin
 Title   Vice President






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                          SCHEDULE 1.2(C)


                SCHEDULE OF BOND LETTERS OF CREDIT


     BOND LETTER    FACE AMOUNT AS OF   REIMBURSEMENT
  OF CREDIT NUMBER   OCTOBER 1, 1995      AGREEMENT

        72893       $4,118,357 (a)      December 18, 1995
                                        (As Restated and Amended)

        72993       $5,147,945 (b)      December 18, 1995
                                        (As Restated and Amended)

        73193       $3,088,767 (c)      December 18, 1995
                                        (As Restated and Amended

       102996       $3,557,534 (d)      August, 1996

                    $15,912,603

 (a) Such Letter of Credit backs up the Industrial Revenue Bonds (The Allen Group Project) Series 1985 of the Michigan Strategic Fund.

 (b) Such Letter of Credit backs up the Industrial Revenue Bonds (The Allen Group Project) Series 1985 of the County of Cuyahoga, Ohio.

 (c) Such Letter of Credit backs up the Industrial Revenue Bonds (The Allen Group Project) Series 1987 of the County of Cuyahoga, Ohio.

 (d) Such Letter of Credit backs up the Industrial Revenue Bonds (The Allen Group Project) Series 1996 of the County of Bedford, Virginia.